UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 29, 2016

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220 Bethesda, MD	20814

(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Agreement.

On June 29, 2016, Condor Hospitality Trust, Inc. (the “Company”) through its wholly owned subsidiaries, TRS Leasing, Inc., TRS Subsidiary LLC, SPPR TRS Subsidiary, LLC, SPPR-Dowell TRS Subsidiary LLC and BMI Alexandria TRS Subsidiary, LLC (collectively the “TRS Lessee”) entered into separate updated hotel management agreements with Hospitality Management Advisors, Inc. (“HMA”), Kinseth Hospitality Companies (“Kinseth”), Cherry Cove Hospitality Management, LLC (“Cherry Cove”), K Partners Hospitality Group, LP (“K Partners”) and Strand Development Company LLC (“Strand”), as eligible independent operators to manage the Company’s hotels. These hotel management agreements are effective July 1, 2016 and amend the Company’s previous hotel management agreements with the management companies.

HMA manages 15 Company hotels in Louisiana, Kentucky, Indiana, North Carolina, Virginia, West Virginia and Florida. Kinseth manages 8 Company hotels in Iowa, Kansas, Montana, South Dakota and Wisconsin. Cherry Cove manages two Company hotels in Maryland. K Partners manages two Company hotels in West Virginia and Pennsylvania. Strand manages one Company hotel in Georgia.

Hotel Management. The hotel management agreements with HMA, Cherry Cove, K Partners, Kinseth and Strand provide that the management companies have control of all operational aspects of the hotels, including employee-related matters. The management companies must generally maintain each hotel under their management in good repair and condition and make routine maintenance, repairs and minor alterations. Additionally, the management companies must operate the hotels in accordance with the national franchise agreements that cover the hotels, which includes, as applicable, using franchisor sales and reservation systems as well as abiding by franchisors’ marketing standards. The management companies may not assign their management agreements without our consent.

The management agreements generally require TRS Lessee to fund debt service, working capital needs and capital expenditures and fund the management companies’ third-party operating expenses, except those expenses not related to the operation of the hotels. TRS Lessee is responsible for obtaining and maintaining insurance policies with respect to the hotels.

Management Fee. Each of the management companies will receive a monthly management fee with respect to the hotels they manage ranging from 3% to 3.5% of the gross hotel income, with incentives for performance which may increase such fee to a maximum of 5%.

Term and Termination. Each of the management agreements expire on June 30, 2017 and will renew for additional terms of one year unless either party to the agreement gives the other party written notice of termination at least 90 days before the end of a term.

TRS Lessee may terminate a management agreement as follows:

•	as to one or more hotels, upon the failure for other than capital related reasons within a 60 day period of Company or franchisor quality inspection if not remedied within 60 days;

•	failure for other than capital related reasons of two consecutive franchisor quality inspections;

•	with respect to a hotel, if the hotel fails to achieve performance as of the end of any fiscal quarter of: (a) net operating income (“NOI”) of at least 90% of budgeted NOI for the hotel, and (b) 100% of the specific benchmark for revenue per available room (RevPAR) for the hotel, subject to cure if for the subsequent three months NOI for the hotel is at least 100% of budgeted NOI and RevPAR for the hotel is at least 100% of the specific benchmark RevPAR;

•	with respect to all hotels subject to a management agreement, if the hotels fails to achieve performance as of the end of a fiscal quarter of: (a) NOI of at least 90% of budgeted NOI for the hotels, and (b) 95% of the specific benchmark RevPAR for the hotels, subject to cure if for the subsequent three months NOI for the hotels is at least 100% of budgeted NOI and RevPAR for the hotels is at least 100% of the specific benchmark RevPAR;

•	with respect to a hotel, after the management company has managed the hotel for a consecutive 12 month period, at any point, has a negative RevPAR change versus its competitive set, of greater than 10% for a running 12 month period, subject to cure if the hotel has a positive RevPAR change versus its competitive set for the subsequent three months;

•	with respect to all hotels, if the management company, after 12 consecutive months of managing the hotels, has greater than 33% of its portfolio failing to achieve a positive RevPAR change against its competitive set, subject to the cure if 75% of the hotels achieve a positive RevPAR change versus its competitive set for the subsequent three months;

•	with respect to one or more hotels upon sale or disposal of a hotel to any other person;

•	with respect to one or more hotels at any time without reason, and the payment to the management company of at termination fee equal to 50% of the fee paid to the management company with respect to the hotel during a number of months prior to the notice of termination equal to the lesser of 12 months or the number of months remaining of the term of the management agreement;

•	upon change of control of TRS Lessee or the management company, provided that in connection with a termination solely for a change of control of TRS Lessee, TRS Lessee pays the management company a termination fee equal to 50% of the fee paid to the management company during a number of months prior to the notice of termination equal to the lesser of 12 months or the number of months remaining of the term of the management agreement;

•	if tax laws change to allow a hotel REIT to self manage its properties and the payment to the management company of at termination fee equal to 50% of the fee paid to the management company during a number of months prior to the notice of termination equal to the lesser of 12 months or the number of months remaining of the term of the management agreement; and

•	in the event of a default by the management company that has not been cured within the applicable cure period, if any.

NOI is equal to gross hotel income less operating expenses (exclusive of management fees, certain insurance premiums and employee bonuses, and personal and real property taxes). A management company may terminate a management agreement as follows:

•	upon the sale of four or more hotels in a 12-month period or 25% of the original portfolio of hotels subject to the management agreement, exclusive of any hotels for which TRS Lessee has offered a replacement hotel to the management company;

•	upon a change of control of TRS Lessee; and

•	in the event of a default by TRS Lessee that has not been cured within the applicable cure period, if any.

Defaults and Indemnity. The following are events of default under the management agreements:

•	the failure of a management company to diligently and efficiently operate the hotels pursuant to the management agreement;

•	the failure of either party to pay amounts due to the other party pursuant to the management agreement;

•	certain bankruptcy, insolvency or receivership events with respect to either party;

•	the failure of either party to perform any of their obligations under the management agreement;

•	default or termination of the franchise license for a hotel because of a management company;

•	failure by the management company to pay, when due, the accounts payable for the hotels for which the management company was previously reimbursed;

•	any of the hotels receives a failure or its equivalent in any quality inspection report from a franchisor if the deficiencies are within the management company’s reasonable control; and

•	any of the hotels receives a failure in a franchisor’s inspection report if the deficiencies are within the management company’s reasonable control.

With the exception of certain events of default as to which no cure period exists, if an event of default occurs and continues beyond the cure period set forth in the management agreements, the non-defaulting party has the option of terminating the agreement.

The management agreements each provide that each party to the agreement, subject to certain exceptions, indemnifies and holds harmless the other party against any liabilities stemming from certain negligent acts or omissions, breach of contract, willful misconduct or tortuous actions by the indemnifying party or any of its affiliates.

The management agreements entered into with each of HMI, Strand, Kinseth and Cherry Cove are attached hereto and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Hotel Management Agreement, dated June 29, 2016 by and between TRS Leasing, Inc., TRS Subsidiary, LLC and Kinseth Hotel Corporation

10.2	Hotel Management Agreement, dated June 29, 2016 by and between TRS Leasing, Inc., TRS Subsidiary, LLC and K Partners Hospitality Group LP

10.3	Hotel Management Agreement, dated June 29, 2016 by and between TRS Leasing, Inc., TRS Subsidiary, LLC, SPPR TRS Subsidiary, LLC, BMI Alexandria IRS Subsidiary, LLC, and Hospitality Management Advisors, Inc.

10.4	Hotel Management Agreement, dated June 29, 2016 by and between SPPR-Dowell TRS Subsidiary LLC and Cherry Cove Hospitality Management, LLC

10.5	Hotel Management Agreement dated June 29, 2016 by and among TRS Leasing, Inc., TRS Subsidiary, LLC and Strand Development Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: July 6, 2016	By:	/s/ Jonathan Gantt
	Name:	Jonathan Gantt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Hotel Management Agreement, dated June 29, 2016 by and between TRS Leasing, Inc., TRS Subsidiary, LLC and Kinseth Hotel Corporation

10.2	Hotel Management Agreement, dated June 29, 2016 by and between TRS Leasing, Inc., TRS Subsidiary, LLC and K Partners Hospitality Group LP

10.3	Hotel Management Agreement, dated June 29, 2016 by and between TRS Leasing, Inc., TRS Subsidiary, LLC, SPPR TRS Subsidiary, LLC, BMI Alexandria IRS Subsidiary, LLC, and Hospitality Management Advisors, Inc.

10.4	Hotel Management Agreement, dated June 29, 2016 by and between SPPR-Dowell TRS Subsidiary LLC and Cherry Cove Hospitality Management, LLC

10.5	Hotel Management Agreement dated June 29, 2016 by and among TRS Leasing, Inc., TRS Subsidiary, LLC and Strand Development Company, LLC